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                                                                       EXHIBIT C

                                                               EXECUTION VERSION

      FIRST AMENDMENT TO THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, dated as of December 18, 2003 (this "Amendment"), by and among Diane Recanati, Yehuda Leon Oudi Recanati, Leon Recanati, Yudith Yovel Recanati, Ariel Recanati, Leon (Lenny) Recanati, David Recanati, the SEAVIEW Trust and The Michael Recanati Trust (collectively, the "Stockholders"). Capitalized terms not otherwise defined herein shall have the respective meanings given to such terms in the Amended and Restated Stockholders Agreement, dated as of April 16, 2003 (the "Stockholders Agreement"), by and among the Stockholders.

      WHEREAS, the Stockholders are parties to the Stockholders Agreement; and

      WHEREAS, the Stockholders wish to amend that certain Stockholders Agreement pursuant to the terms of this Amendment.

      NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby amend the Stockholders Agreement and agree as follows:
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      1.    The last sentence of Paragraph 2(b) is amended in its entirety to read as follows:

            For the purpose of determining a Majority Vote of the FMC, each Member shall vote the number of Shares such Member owns; provided, however, that (i) with respect to Ariel, the Shares held by Lenny, David and SEAVIEW, or the permitted transferees of Lenny, David and SEAVIEW, shall be deemed to be Shares owned by Ariel for such voting purpose, (ii) with respect to Michael, the Shares held by the MR Trust, or the permitted transferees of the MR Trust, shall be deemed to be Shares owned by Michael for such voting purpose and (iii) with respect to all Members, the Shares transferred (whether a transfer of all or some of the Shares of a Member) to a permitted transferee of a Member during such Member's lifetime shall be deemed to be Shares owned by such Member for such voting purpose, except that the Shares transferred by a Member to a permitted transferee who is also a Member will instead be deemed to be Shares owned by the Member to whom the Shares were transferred to for such voting purpose.

      2. Except as expressly provided herein, the provisions of the Stockholders Agreement shall remain unchanged and in full force and effect.

      3. This Amendment may be executed in two or more counterparts and each counterpart shall be deemed to be an original and which counterparts together shall constitute one and the same agreement of the parties hereto.

      4.    This Amendment shall be governed by and construed in accordance with

                                       2
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            the laws of the State of New York.

      5. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment.


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      IN WITNESS WHEREOF, this Amendment has been executed by each of the
Stockholders on the date first above written.

                                   /s/ Diane Recanati
                                   ---------------------------
                                   DIANE RECANATI

                                   /s/ Oudi Recanati
                                   ---------------------------
                                   YEHUDA LEON OUDI RECANATI

                                   /s/ Leon Recanati
                                   ---------------------------
                                   LEON RECANATI

                                   /s/ Yudith Recanati
                                   ---------------------------
                                   YUDITH YOVEL RECANATI

                                   /s/ Ariel Recanati
                                   ---------------------------
                                   ARIEL RECANATI

                                   /s/ Lenny Recanati
                                   ---------------------------
                                   LEON (LENNY) RECANATI

                                   /s/ David Recanati
                                   ---------------------------
                                   DAVID RECANATI


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                                   THE MICHAEL RECANATI TRUST


                                   /s/ Michael Recanati
                                   ---------------------------
                                   By: Michael Recanati, as Investment Trustee

                                   /s/ Daniel Pearson
                                   ---------------------------
                                   By: Daniel Pearson, as Investment Trustee

                                   SEAVIEW TRUST

                                   /s/ Ariel Recanati
                                   ---------------------------
                                   By: Ariel Recanati, as Trustee